Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2001 in the Registration Statement (Form SB-2) and related Prospectus of New Politics.com, Inc. for the registration of 12,010,180 shares of its common stock.


                                         /S/ Wolinetz, Lafazan & Company, PC
                                             WOLINETZ, LAFAZAN & COMPANY, P.C.




Rockville Centre, New York
May 25, 2001